            As filed with the Securities and Exchange Commission on July 23, 1996

                                                  Registration No. 33-

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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                             ------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                   COMMUNITY FINANCIAL HOLDING CORPORATION
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           (Exact name of Registrant as Specified in its Charter)

           NEW JERSEY                              52-1712224
   ------------------------          -------------------------------------
    (State of Incorporation)          (I.R.S. Employer Identification No.)

    222 HADDON AVENUE, WESTMONT, NEW JERSEY                      08108
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    (Address of Principal Executive Offices)                   (Zip Code)


                   COMMUNITY FINANCIAL HOLDING CORPORATION
                1994 EMPLOYEE AND DIRECTOR STOCK OPTION PLAN
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                          (Full Title of the Plan)


                   ROBERT T. PLUESE, CHAIRMAN OF THE BOARD
                   COMMUNITY FINANCIAL HOLDING CORPORATION
                              222 HADDON AVENUE
                         WESTMONT, NEW JERSEY 08108
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                   (Name and address of Agent for Service)

                               (609) 869-7900
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        (Telephone Number, including Area Code, of Agent for Service)

                  -----------------------------------------

                                   Copies To:

                           SUSAN E. PENDERY, ESQUIRE
                          Earp, Cohn, Leone & Pendery
                           A Professional Corporation
                               222 Haddon Avenue
                           Westmont, New Jersey 08108
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
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                 CALCULATION OF REGISTRATION FEE
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Title of           Amount           Proposed    Proposed     Amount of
Securities         to be            Maximum     Maximum      Registra-
to be            Registered         Offering    Aggregate    tion Fee
Registered          (1)             Price per   Offering
                                    Share(4)    Price(4)
- -----------------------------------------------------------------------
Common Stock,      116,587(2)       $10.00    $1,165,870.00     $402.02
par value $5.00     39,000(2)        12.25       477,750.00      164.74
per share
                   155,252(3)                  1,921,243.50      662.50
                   -------                     ------------     -------
                   310,839 shs.               $3,564,863.50   $1,229.26
                   =======                     ============    ========
- -----------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, an indeterminate number of additional shares of Common Stock, which may become issuable pursuant to the anti-dilution provisions of the Community Financial Holding Corporation, 1994 Employee and Director Stock Option Plan, are also being registered hereunder.

(2) Consists of shares of Common Stock which may be sold upon the exercise of options which have previously been granted under the Community Financial Holding Corporation, 1994 Employee and Director Stock Option Plan, the number of shares issuable under some of which options have been adjusted to reflect two stock dividends since the date of grant.

(3) Consists of shares of Common Stock which may be sold upon the exercise of options which may hereafter be granted under the Community Financial Holding Corporation 1994 Employee and Director Stock
         Option Plan.

(4) The proposed maximum aggregate offering price, calculated solely for the purpose of determining the registration fee, has been computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which such options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted, the fee is calculated on the basis of the average of the bid and asked price reported for a share of Community Financial Holding Corporation Common Stock on July 18, 1996.

         PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the instructions to SEC Form S-8 constituting the Section 10(a) Prospectus will be sent or given to employees of the Registrant as specified by Rule 428(b) (1) of the Act. In accordance with the instructions to Part I of the Form S-8, such documents have not been filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act.

         PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant's latest Annual Report on Form 10-K for the year ended December 31, 1995, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995, the description of the Registrant's capital stock as included in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, as amended from time to time, are incorporated herein by reference. All reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such reports and documents. Any statement or information contained in a report or document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement or information contained herein (or in any other subsequently filed report or document which also is incorporated by reference herein) modifies or supersedes such statement or information. Any such statement or information so modified shall not be deemed to constitute a part hereof, except as so modified, and any statement so superseded shall not be deemed to constitute a part hereof.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 3-5 of the New Jersey Business Corporation Act authorizes and permits, subject to the conditions and limitations set forth therein, indemnification of officers, directors and other persons. Pursuant to this statutory provision, the Registrant's Certificate of Incorporation provides, within such limits, for broad indemnification of such persons when acting on behalf of the Registrant, or who, at the request of the Registrant, served in the capacity of officer or director of any other enterprise. In addition, the Registrant has purchased insurance to indemnify officers and directors against liabilities that may result from such capacities and from their actions thereas. The indemnification thus provided may protect officers and directors from liabilities arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

4.1 Certificate of Incorporation of the Registrant, as amended, previously filed with the Securities and Exchange Commission on May 6, 1994, as
         Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, No. 33-78696 (the "Registration Statement"), incorporated herein by reference.

4.2 By-Laws of the Registrant, as amended, previously filed with the Securities and Exchange Commission on May 6, 1994 as Exhibit 3.2 to the Registration Statement, and incorporated herein by reference.

4.3 COMMUNITY FINANCIAL HOLDING CORPORATION 1994 EMPLOYEE AND DIRECTOR STOCK OPTION PLAN (filed herewith).

5 Opinion of Earp, Cohn, Leone & Pendery, A Professional Corporation, as to the legality of the securities being registered (filed herewith).

23.1 Consent of Earp, Cohn, Leone & Pendery, A Professional Corporation (contained in Exhibit 5).

23.2     Consent of KPMG Peat Marwick L.L.P. (filed herewith).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Westmont, State of New Jersey, on July 17, 1996.

COMMUNITY FINANCIAL HOLDING CORPORATION


By:/s/Gerard M. Banmiller
   -------------------------------------
   Gerard M. Banmiller, President
   and Chief Executive Officer


Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


 /s/Gerard M. Banmiller                      /s/Robert T. Pluese
 ------------------------------              ------------------------------
 GERARD M. BANMILLER,                        ROBERT T. PLUESE, Director and
 Director, President and                     Chairman of the Board
 Chief Executive Officer                     Dated:  July 17, 1996
 Dated:  July 17, 1996


 /s/Kevin L. Kutcher                         /s/Michael G. Brennan
 ------------------------------              ------------------------------
 KEVIN L. KUTCHER, Executive                 MICHAEL G. BRENNAN, Director
 Vice President, Treasurer and               Dated:  July 17, 1996
 Secretary, Chief Financial and Chief
 Accounting Officer
 Dated:  July 17, 1996


 /s/Letitia G. Colombi                       /s/Gerard J. DeFelicis
 ------------------------------              ------------------------------
 LETITIA G. COLOMBI, Director                GERARD J. DeFELICIS, Director
 Dated:  July 17, 1996                       Dated:  July 17, 1996


 /s/Joseph A. Riggs, Sr., M.D.               /s/Doris Damm
 ------------------------------              ------------------------------
 JOSEPH A. RIGGS, SR., M.D., Director        DORIS DAMM, Director
 Dated:  July 17, 1996                       Dated:  July 17, 1996


 /s/Marvin Samson                            /s/Frank B. Smith
 ------------------------------              ------------------------------
 MARVIN SAMSON,                              FRANK B. SMITH, Director
 Director                                    Dated:  July 17, 1996
 Dated:  July 17, 1996


 /s/Elizabeth Burns
 ------------------------------
 ELIZABETH BURNS, Director
 Dated:  July 17, 1996

                    COMMUNITY FINANCIAL HOLDING CORPORATION

                          INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT

                                                                                                                       Sequential
Exhibit No.                       Description                                                                           Page No.
- -----------                       -----------                                                                          ----------
4.1                       Certificate of Incorporation of the Registrant, as amended, previously filed with the
                          Securities and Exchange Commission on May 6, 1994, as Exhibit 3.1 to the Registrant's
                          Registration Statement on Form S-1, No. 33-78696 (the "Registration Statement"),
                          incorporated herein by reference.

4.2                       By-Laws of the Registrant, as amended, previously filed with the Securities and
                          Exchange Commission on May 6, 1994 as Exhibit 3.2 to the Registration Statement,
                          and incorporated herein by reference.

4.3                       COMMUNITY FINANCIAL HOLDING CORPORATION, 1994 EMPLOYEE AND DIRECTOR STOCK OPTION PLAN
                          (filed herewith).

5                         Opinion of Earp, Cohn, Leone & Pendery, A Professional Corporation, as to the legality of the securities being registered (filed herewith).

23.1                      Consent of Earp, Cohn, Leone & Pendery, A Professional Corporation (contained in Exhibit 5 filed herewith).

23.2                      Consent of KPMG Peat Marwick L.L.P. (filed herewith).